Report of Independent Auditors

To the Shareholders and Board of
Directors
Legg Mason Investors Trust, Inc.

In planning and performing our
audits of the financial statements of
Legg Mason Investors Trust, Inc.
(the "Trust") for the year ended
March 31, 2004, we considered its
internal control, including control
activities for safeguarding securities,
in order to determine our auditing
procedures for the purpose of
expressing our opinions on the
financial statements and to comply
with the requirements of Form N-
SAR, not to provide assurance on
internal control.

The management of the Trust is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. Generally, controls
that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the
United States. Those controls include
the safeguarding of assets against
unauthorized acquisition, use, or
disposition.

Because of inherent limitations in
internal control, error or fraud may
occur and not be detected. Also,
projection of any evaluation of
internal control to future periods is
subject to the risk that it may become
inadequate because of changes in
conditions or that the effectiveness
of the design and operation may
deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might
be material weaknesses under
standards established by the
American Institute of Certified
Public Accountants. A material
weakness is a condition in which the
design or operation of one or more of
the internal control components does
not reduce to a relatively low level
the risk that misstatements caused by
error or fraud in amounts that would
be material in relation to the
financial statements being audited
may occur and not be detected within
a timely period by employees in the
normal course of performing their
assigned functions. However, we
noted no matters involving internal
control and its operation, including
controls for safeguarding securities,
that we consider to be material
weaknesses as defined above as of
March 31, 2004.

This report is intended solely for the
information and use of management
and the Board of Directors of Legg
Mason Investors Trust, Inc. and the
Securities and Exchange
Commission and is not intended to
be and should not be used by anyone
other than these specified parties.


ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 30, 2004